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                                 EXHIBIT o.(iv)

      Form of Amendment Number 3 to Multi-Class Plan Pursuant to Rule 18f-3


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                              AMENDMENT NUMBER 3 TO
                                 RULE 18f-3 PLAN


         Pursuant to the Rule 18f-3 Multiple Class Plan of the Hartford Series Fund, Inc. adopted January 22, 1998, as amended (the "Plan"), Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund are hereby included as additional Funds. All provisions in the Plan shall also apply to Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund.